EXHIBIT 23.2



         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Everest Medical Corporation 1999 Employee Stock Purchase Plan of our report dated January 13, 1999, with respect to the financial statements of Everest Medical Corporation incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
June 2, 1999